Exhibit 99.1

SPX Reports First Quarter 2025 Results

CHARLOTTE, N.C., May 1, 2025 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the first quarter ended March 29, 2025.

First Quarter Highlights (amounts presented for continuing operations; all comparisons against the first quarter of 2024, unless otherwise noted)
•Revenue of $482.6 million, up 3.7%, including 0.4% organically
•GAAP income from continuing operations of $51.7 million, up 5.1%
•GAAP EPS of $1.10, up 4.8%
•Adjusted EPS* of $1.38, up 10.4%
•Adjusted EBITDA* of $102.6 million, up 11.5%

Raising 2025 Guidance (all comparisons against the full year 2024, unless otherwise noted)
•Revenue range of $2.20 to $2.26 billion, up ~12% year-on-year at the midpoint (prior range: $2.13 to $2.19 billion).
•Adjusted EBITDA* range of $470 to $495 million, up ~15% year-on-year at the midpoint (prior range: $460 to $490 million).
•Adjusted EPS* range of $6.10 to $6.40, up ~12% year-on-year at the midpoint (prior range: $6.00 to $6.25).
•Ranges include the Sigma & Omega acquisition and the net impact of announced tariffs and mitigation measures, including price increases.

Gene Lowe, President and CEO, remarked, “I’m very pleased with our strong start to 2025. Our Q1 performance included solid growth in our key profit measures and favorable margin performance in both segments. During the quarter, we maintained our focus on strong operational execution and worked hard to position the company for a variety of macroeconomic scenarios. We also continued to advance our value creation initiatives, including new product introductions and continuous improvement.”

Mr. Lowe continued, “In April, we further strengthened our HVAC segment with the acquisition of Sigma & Omega, whose vertical stack heat pumps and commercial self-contained units are highly complementary to our existing heating and cooling product portfolios. We see numerous opportunities to leverage our combined channels to drive additional growth.”

Mr. Lowe further commented, “Looking ahead, we continue to see healthy demand in our core markets and solid execution across our businesses. We are raising our full-year 2025 guidance for Adjusted EBITDA* to a range of $470 to $495 million, implying a ~15% year-on-year increase at the midpoint. The increase from our prior range of $460 to $490 million reflects our strong Q1 performance and the acquisition of Sigma & Omega, partially offset by the net impact of current tariff rates and our mitigation efforts, including price increases.”

First Quarter Financial Comparisons:

($ millions)	Q1 2025	Q1 2024
Revenue	$482.6	$465.2
Operating income	66.6	64.6
Income from continuing operations	51.7	49.2
GAAP EPS	1.10	1.05

Consolidated segment income*	$110.5	$99.8
Adjusted operating income*	94.9	84.4
Adjusted EBITDA*	102.6	92.0
Adjusted EBITDA %*	21.3%	19.8%
Adjusted EPS*	$1.38	$1.25

Net operating cash flow from (used in) continuing operations	(10.4)	10.7
Capital expenditures	(5.5)	(9.9)
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

Segment Overview:

HVAC

($ millions)	Q1 2025	Q1 2024
Revenue	$323.0	$302.4
•Organic	4.4%
•Inorganic	2.9%
•Currency	(0.5)%
Total Growth	6.8%
Segment income	$73.9	$68.4
as a percent of revenues	22.9%	22.6%
Change in bps	30bps

First Quarter 2025
The revenue increase was primarily driven by:
•an organic increase to more typical volumes of heating products compared to lower volumes in the prior year associated with unseasonably warm winter temperatures; and
•an inorganic increase from the acquisition of Ingénia.

The segment income and segment income margin increases were due primarily to the revenue growth mentioned above.

Detection & Measurement

($ millions)	Q1 2025	Q1 2024
Revenue	$159.6	$162.8
•Organic	(6.9)%
•Inorganic	5.2%
•Currency	(0.3)%
Total Growth	(2.0)%
Segment income	$36.6	$31.4
as a percent of revenues	22.9%	19.3%
Change in bps	360bps

First Quarter 2025
The revenue decrease was primarily driven by:
•lower project volumes within our aids to navigation business and the timing of product shipments within our inspection business; partially offset by
•an inorganic increase from the acquisition of KTS and higher project volumes within our communication technologies business.

The segment income and segment income margin increases were due primarily to:
•a more favorable product mix primarily within our communication technologies business; and
•the favorable impact of the acquisition of KTS; partially offset by
•the impact of the organic revenue decline.

Liquidity and Financial Position:

($ millions)	Q1 2025	Q4 2024
Total debt	$960.3	$614.7
Total cash	182.2	161.4

2025 Guidance:
For the full year 2025, SPX now anticipates segment and company performance as follows:

	Revenue	Segment Income Margin %	Adjusted EPS*	Adjusted EBITDA*/%
HVAC	$1,500-$1,540 million ($1,440-$1,480 million prior)	23.50%-24.00% (23.50%-24.50% prior)
Detection & Measurement	$700-$720 million ($690-$710 million prior)	21.50%-22.75% (22.00%-23.00% prior)
Total SPX Adjusted	$2.20-$2.26 billion ($2.13-$2.19 billion prior)	22.90%-23.60% (23.00%-24.00% prior)	$6.10 to $6.40 ($6.00 to $6.25 prior)	$470 to $495 million / 21.40% to 21.90% ($460 to $490 million / 21.60%-22.40% prior)

Form 10-Q: The Company expects to file its quarterly report on Form 10-Q for the quarter ended March 29, 2025 with the Securities and Exchange Commission by May 8, 2025. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss first quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register-conf.media-server.com/register/BI3b178ffa61a14023bc6b17d9ef2f5669. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual and in-person meetings with investors over the coming months, including at the Oppenheimer Industrials Conference on May 8th, the BofA Securities Industrial, Transportation & Aviation Conference on May 14th, the Wolfe Research Conference on June 3rd, and the William Blair Industrials Conference on June 4th.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has approximately 4,300 employees in over 16 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income and margin, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, and Adjusted EBITDA. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible amortization expense, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to March 29, 2025, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; changes in economic conditions in relevant global and North American markets, including as a result of the imposition, or threat of imposition, of tariffs, including the significant tariffs announced by the U.S. government in 2025, including the broad tariffs announced in April 2025, and retaliatory tariffs announced in response thereto, and other trade barriers; availability, limitations or cost increases of raw materials and/or commodities, including as a result of new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings, synergistic sales or other benefits from acquisitions, including the acquisition of Sigma & Omega; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 29, 2025	March 30, 2024

Revenues	$482.6	$465.2
Costs and expenses:
Cost of products sold	286.7	282.3
Selling, general and administrative	109.5	102.9
Intangible amortization	19.7	14.8
Special charges, net	0.1	0.6
Operating income	66.6	64.6

Other income (expense), net	2.7	(4.0)
Interest expense	(12.3)	(9.8)
Interest income	0.9	0.3
Income from continuing operations before income taxes	57.9	51.1
Income tax provision	(6.2)	(1.9)
Income from continuing operations	51.7	49.2

Income (loss) from discontinued operations, net of tax	—	—
Loss on disposition of discontinued operations, net of tax	(0.5)	(0.2)
Loss from discontinued operations, net of tax	(0.5)	(0.2)

Net income	$51.2	$49.0

Basic income per share of common stock:
Income from continuing operations	$1.11	$1.07
Loss from discontinued operations	(0.01)	—
Net income per share	$1.10	$1.07

Weighted-average number of common shares outstanding — basic	46.453	45.828

Diluted income per share of common stock:
Income from continuing operations	$1.10	$1.05
Loss from discontinued operations	(0.01)	—
Net income per share	$1.09	$1.05

Weighted-average number of common shares outstanding — diluted	47.122	46.683

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 29, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$177.8	$156.9
Accounts receivable, net	319.6	313.6
Contract assets	37.5	11.3
Inventories, net	308.1	271.0
Other current assets	63.8	31.5
Total current assets	906.8	784.3
Property, plant and equipment:
Land	23.5	23.5
Buildings and leasehold improvements	113.8	113.3
Machinery and equipment	319.4	308.1
	456.7	444.9
Accumulated depreciation	(233.1)	(226.9)
Property, plant and equipment, net	223.6	218.0
Goodwill	950.0	834.5
Intangibles, net	853.9	703.0
Other assets	192.5	164.1
Deferred income taxes	2.6	2.4
Assets of DBT and Heat Transfer	8.1	8.2
TOTAL ASSETS	$3,137.5	$2,714.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$149.0	$128.1
Contract liabilities	80.0	62.3
Accrued expenses	145.4	170.8
Income taxes payable	20.2	19.4
Short-term debt	60.7	10.1
Current maturities of long-term debt	27.6	27.6
Total current liabilities	482.9	418.3

Long-term debt	872.0	577.0
Deferred and other income taxes	98.0	97.8
Other long-term liabilities	228.0	224.2
Liabilities of DBT and Heat Transfer	13.2	12.8
Total long-term liabilities	1,211.2	911.8

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,364.8	1,373.5
Retained earnings	290.0	238.8
Accumulated other comprehensive income	233.4	223.6
Common stock in treasury	(445.3)	(452.0)
Total stockholders' equity	1,443.4	1,384.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,137.5	$2,714.5

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 29, 2025	March 30, 2024	Δ	%/bps
HVAC reportable segment

Revenues	$323.0	$302.4	$20.6	6.8%
Cost of products sold	199.6	185.0	14.6
Selling, general and administrative expense	49.5	49.0	0.5
Income	$73.9	$68.4	$5.5	8.0%
as a percent of revenues	22.9%	22.6%		30bps

Detection & Measurement reportable segment

Revenues	$159.6	$162.8	$(3.2)	(2.0)%
Cost of products sold	86.8	96.4	(9.6)
Selling, general and administrative expense	36.2	35.0	1.2
Income	$36.6	$31.4	$5.2	16.6%
as a percent of revenues	22.9%	19.3%		360bps

Consolidated Revenues	$482.6	$465.2	$17.4	3.7%
Consolidated Operating Income	66.6	64.6	2.0	3.1%
as a percent of revenues	13.8%	13.9%		-10bps
Consolidated Segment Income	110.5	99.8	10.7	10.7%
as a percent of revenues	22.9%	21.5%		140bps

Consolidated operating income	$66.6	$64.6	$2.0
Exclude:
Corporate expense	14.0	13.9	0.1
Acquisition-related and other costs (1)	6.4	2.6	3.8
Long-term incentive compensation expense	3.7	3.3	0.4
Amortization of acquired intangible assets	19.7	14.8	4.9
Special charges, net	0.1	0.6	(0.5)
Consolidated segment income	$110.5	$99.8	$10.7	10.7%
as a percent of revenues	22.9%	21.5%		140bps

(1) Represents certain acquisition-related and other costs incurred of $6.4 and $2.6 during the three months ended March 29, 2025 and March 30, 2024. The three months ended March 29, 2025 includes amortization of a deferred compensation asset and additional “Cost of products sold” related to the step up of inventory (to fair value) each acquired in connection with the Kranze Technology Solutions (“KTS”) acquisition of $4.3 and $0.3, respectively. The three months ended March 30, 2024 includes $0.9 of additional “Cost of products sold” related to the step up of inventory (to fair value) associated with the Ingénia acquisition.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 29, 2025	March 30, 2024
Cash flows from (used in) operating activities:
Net income	$51.2	$49.0
Less: Loss from discontinued operations, net of tax	(0.5)	(0.2)
Income from continuing operations	51.7	49.2
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.1	0.6
(Gain) loss on change in fair value of equity security	(4.5)	4.2
Amortization of compensation expense related to acquisition	4.3	—
Deferred and other income taxes	(0.5)	(3.4)
Depreciation and amortization	27.0	21.0
Pension and other employee benefits	5.5	4.2
Long-term incentive compensation	3.7	3.3
Other, net	0.2	(1.6)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(26.3)	(29.5)
Contribution related to employee retention agreements for acquisition	(46.5)	—
Inventories	(13.8)	(12.0)
Accounts payable, accrued expenses and other	(10.8)	(24.9)
Cash spending on restructuring actions	(0.5)	(0.4)
Net cash from (used in) continuing operations	(10.4)	10.7
Net cash used in discontinued operations	(0.5)	(0.2)
Net cash from (used in) operating activities	(10.9)	10.5

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	3.0	0.1
Business acquisitions, net of cash acquired	(304.1)	(294.1)
Capital expenditures	(5.5)	(9.9)
Net cash used in continuing operations	(306.6)	(303.9)
Net cash from (used in) discontinued operations	—	—
Net cash used in investing activities	(306.6)	(303.9)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	393.0	557.2
Repayments under senior credit facilities	(98.0)	(279.2)
Borrowings under trade receivables arrangement	135.0	65.0
Repayments under trade receivables arrangement	(85.0)	(47.0)
Net borrowings (repayments) under other financing arrangements	0.5	(0.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(9.8)	(3.0)
Net cash from continuing operations	335.7	292.7
Net cash from (used in) discontinued operations	—	—
Net cash from financing activities	335.7	292.7
Change in cash and equivalents due to changes in foreign currency exchange rates	2.6	1.3
Net change in cash and equivalents	20.8	0.6
Consolidated cash and equivalents, beginning of period	161.4	104.9
Consolidated cash and equivalents, end of period	$182.2	$105.5

	Three months ended
	March 29, 2025	March 30, 2024
Components of cash and equivalents:
Cash and equivalents	$177.8	$100.5
Cash and equivalents included in assets of DBT and Heat Transfer	4.4	5.0
Total cash and equivalents	$182.2	$105.5

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 29, 2025
Beginning cash and equivalents	$161.4
Cash from continuing operations	(10.4)
Capital expenditures	(5.5)
Proceeds related to company-owned life insurance policies, net	3.0
Business acquisitions, net of cash acquired	(304.1)
Borrowings under senior credit facilities	393.0
Repayments under senior credit facilities	(98.0)
Borrowings under trade receivables agreement	135.0
Repayments under trade receivables agreement	(85.0)
Net borrowings under other financing arrangements	0.5
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(9.8)
Cash used in discontinued operations	(0.5)
Change in cash due to changes in foreign currency exchange rates	2.6
Ending cash and equivalents	$182.2

	Debt at				Debt at
	December 31, 2024	Borrowings	Repayments	Other	March 29, 2025
Revolving loans	$80.0	$393.0	$(98.0)	$—	$375.0
Term loans	524.6	—	—	—	524.6
Trade receivables financing arrangement	9.0	135.0	(85.0)	—	59.0
Other indebtedness	2.3	0.6	(0.1)	—	2.8
Less: Deferred financing costs associated with the term loans	(1.2)	—	—	0.1	(1.1)
Totals	$614.7	$528.6	$(183.1)	$0.1	$960.3

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Three months ended March 29, 2025
	HVAC	Detection & Measurement	Consolidated
Net Revenue Growth (Decline)	6.8%	(2.0)%	3.7%

Exclude: Foreign Currency	(0.5)%	(0.3)%	(0.4)%

Exclude: Acquisitions	2.9%	5.2%	3.7%

Organic Revenue Growth (Decline)	4.4%	(6.9)%	0.4%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 29, 2025	March 30, 2024
Operating income	$66.6	$64.6

Exclude:
Acquisition and integration-related costs (1)	(8.6)	(5.0)

Amortization of acquired intangible assets	(19.7)	(14.8)

Adjusted operating income	$94.9	$84.4
as a percent of revenues	19.7%	18.1%

(1) For the three months ended March 29, 2025, represents (i) certain acquisition and integration-related costs of $4.0 and (ii) amortization of a deferred compensation asset and additional inventory step-up charges of $4.3 and $0.3, respectively, related to the KTS acquisition. For the three months ended March 30, 2024, represents (i) certain acquisition and integration-related costs of $4.1 and (ii) inventory step-up charges of $0.9 related to the Ingénia acquisition.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended March 29, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$110.5	$—	$110.5
Corporate expense (1)	(14.0)	2.2	(11.8)
Acquisition and integration-related costs (2)	(6.4)	6.4	—
Long-term incentive compensation expense	(3.7)	—	(3.7)
Amortization of intangible assets (3)	(19.7)	19.7	—
Special charges, net	(0.1)	—	(0.1)
Operating income	66.6	28.3	94.9

Other income, net (4)	2.7	(2.3)	0.4
Interest expense, net	(11.4)	—	(11.4)
Income from continuing operations before income taxes	57.9	26.0	83.9
Income tax provision (5)	(6.2)	(12.9)	(19.1)
Income from continuing operations	51.7	13.1	64.8

Diluted shares outstanding	47.122		47.122

Earnings per share from continuing operations	$1.10		$1.38

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $2.2.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $1.0 and $0.8 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $4.3 and $0.3, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.2 and $7.5 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment of $4.5 and (ii) non-service pension and postretirement charges of $2.2.

(5) Adjustment represents the tax impact of items (1) through (4) and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended March 30, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$99.8	$—	$99.8
Corporate expense (1)	(13.9)	2.4	(11.5)
Acquisition and integration-related costs (2)	(2.6)	2.6	—
Long-term incentive compensation expense	(3.3)	—	(3.3)
Amortization of intangible assets (3)	(14.8)	14.8	—
Special charges, net	(0.6)	—	(0.6)
Operating income	64.6	19.8	84.4

Other income (expense), net (4)	(4.0)	5.4	1.4
Interest expense, net	(9.5)	—	(9.5)
Income from continuing operations before income taxes	51.1	25.2	76.3
Income tax provision (5)	(1.9)	(16.0)	(17.9)
Income from continuing operations	49.2	9.2	58.4

Diluted shares outstanding	46.683		46.683

Earnings per share from continuing operations	$1.05		$1.25

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $2.4.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $1.7 and (ii) an inventory step-up charge related to the Ingénia acquisition of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $10.5 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of (i) a loss on an equity security associated with a fair value adjustment of $4.2 and (ii) non-service pension and postretirement charges of $1.2.

(5) Adjustment represents the tax impact of items (1) through (4) and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	March 29, 2025	March 30, 2024
Net income	$51.2	$49.0

Exclude:
Income tax provision	(6.2)	(1.9)
Interest expense, net	(11.4)	(9.5)
Amortization expense (1)	(19.9)	(14.8)
Depreciation expense	(7.1)	(6.2)
Loss from discontinued operations, net of tax	(0.5)	(0.2)
EBITDA	96.3	81.6

Exclude:
Acquisition and integration-related costs (2)	(8.6)	(5.0)
Non-service pension and postretirement charges	(2.2)	(1.2)
Fair value adjustments on an equity security	4.5	(4.2)
Adjusted EBITDA	$102.6	$92.0
as a percent of revenues	21.3%	19.8%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended March 29, 2025, represents (i) certain acquisition and integration-related costs of $4.0, inclusive of acquisition and integration-related costs of $1.0 and $0.8 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $4.3 and $0.3, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment. For the three months ended March 30, 2024, represents (i) certain acquisition and integration-related costs of $4.1, inclusive of acquisition and integration-related costs of $1.7 within the HVAC reportable segment and (ii) an inventory step-up charge of $0.9 related to the Ingénia acquisition within the HVAC reportable segment.